UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           January 21, 2016

XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen’s Green, Dublin, Ireland	2

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +353 (1) 400-5500

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The following information is being furnished under Item 7.01, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On XL Group plc’s (the “Company” or “XL”) third quarter 2015 earnings conference call held on October 26, 2015, the Company stated that it would provide an estimate of its fourth quarter 2015 integration costs associated with its May 1, 2015 acquisition of Catlin Group Limited (“Catlin”) prior to its fourth quarter 2015 earnings conference call, which is scheduled for February 4, 2016. On January 21, 2016, the Company announced that it estimates that the Catlin integration costs for the fourth quarter of 2015 will be approximately $75 million. In addition, on January 21, 2016 the Company posted to its website a presentation of supplemental estimated historical unaudited combined financial data for the Company and Catlin for the six months ended December 31, 2014. This presentation can be found at http://xlgroup.com/xl-investor-relations.

This Form 8-K contains forward-looking statements about our expected integration costs. Statements that are not historical facts, including statements about XL's expectations or estimates, are forward-looking statements. These statements are based on current estimates and expectations, which involve risk and uncertainty. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. Factors that could cause actual results to differ from those predicted are set forth under “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” in XL’s Annual Report on Form 10-K for the year ended December 31, 2014 and our other documents on file with the SEC.  XL undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 21, 2016

XL Group plc (Registrant)

By:	/s/ Kirstin Gould

Name: Kirstin Gould
Title: General Counsel and Secretary